UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 20, 2006

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 23, 2006, our Board of Trustees authorized the Company to sell the Holiday Inn Express, Duluth, GA; Comfort Suites, Duluth, GA; Hampton Inn, Newnan, GA; and the Hampton Inn Peachtree City, GA (collectively, “the Georgia Portfolio”). In October 2006, the Company signed definitive agreements for the sale of the Georgia Portfolio for an aggregate purchase price of $18.1 million. The closing of the sale of the Holiday Inn Express, Duluth and the Comfort Suites, Duluth occurred on November 15, 2006, and these hotels were sold for an aggregate purchase price of $8.4 million. The closing of the sale of the remaining two properties is expected to be completed by the end of the fourth quarter of 2006. Accordingly, the Georgia Portfolio properties have been classified as “Hotel Assets Held for Sale” as of March 23, 2006. In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reported the results of these hotels as discontinued operations in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006; June 30, 2006 and September 30, 2006. The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 10-K”) with the Securities and Exchange Commission (“SEC”) on March 17, 2006. The Company filed Amendment No. 1 to the 2005 10-K on March 31, 2006 (the "Amended 10-K"). The financial statements included in the Amended 10-K have been updated to reflect the impact of the Georgia Portfolio being classified as discontinued operations. Additionally, the current notes to the financial statements and management discussion and analysis of financial condition and results of operations included in the Amended 10-K have been revised to provide additional disclosure regarding subsequent acquisitions and financings, including the completion of two public offerings of a combined 11,838,750 common shares for net proceeds of approximately $103 million. The following items (which are attached as exhibits hereto and were presented in the Amended 10-K, have been revised to reflect the above transactions, as appropriate:

•	Selected Financial Data for the five years ended December 31, 2005;
•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for the three fiscal years ended December 31, 2005; and
•	Revised Consolidated Financial Statements as of and for the three fiscal years ended December 31, 2005.
•	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2005

Investors are cautioned that the MD&A presented herein has been revised to reflect the transactions noted above and other events subsequent to March 31, 2006, the filing date of the Amended 10-K. The MD&A presented herein has no other changes to the MD&A previously presented in the Amended 10-K. Therefore, it does not purport to update the MD&A included in the Amended 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than these transactions. Investors should read the information contained in this Current Report on Form 8-K together with the other information contained in the Amended 10-K, the Company’s Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, filed with the SEC on May 10, 2006, August 9, 2006, and November 9, 2006, respectively, and other information filed with, or furnished to, the SEC after March 31, 2006.

Item 9.01. Financial Statements and Exhibits

c. Exhibits

Exhibit No.

23.1	Consent of KPMG LLP
23.2	Consent of Reznick Group PC
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Results of Operations and Financial Condition
99.3	Consolidated financial statements as of December 31, 2005 and 2004 and for the three years ended December 31, 2005
99.5	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2005
99.6	Item 9A. Controls and Procedures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: November 20, 2006	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer